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                                                                     EXHIBIT 5.1

                              Greater Bay Bancorp
                        400 Emerson Street, 3/rd/ Floor
                          Palo Alto, California 94301

April 26, 2000

Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, CA 94303

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     As General Counsel of Greater Bay Bancorp (the "Company"), at your request, I have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sale from time to time of up to 324,324 shares of common stock, no par value, of the Company (the "Shares") by the Selling Shareholders named in the Registration Statement.

     I have examined such instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

     Based upon the foregoing and the other assumptions contained herein, it is the opinion of the undersigned that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

     This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed by the Company in connection with the registration of the Shares under the Securities Act.

Very truly yours,
/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary